Exhibit 21.1

Subsidiaries of Nvni

Group Limited

The following list of subsidiaries applies upon filing of the Registration Statement on Form F-4 and any amendments thereto:

Legal Name	Jurisdiction of Incorporation
Nvini Intermediate 1 Limited	Cayman Islands
Nvini Intermediate 2 Limited	Cayman Islands
Nuvini Merger Sub, Inc.	United States

The following list of subsidiaries applies immediately after completion of the Business Combination:

Legal Name	Jurisdiction of Incorporation
Nuvini S.A.	Brazil
Nuvini LLC	United States
Effecti Tecnologia WEB LTDA.	Brazil
Leadlovers Tecnologia LTDA.	Brazil
Ipe Tecnologia LTDA.	Brazil
Dataminer Dados, Informacoes E Documentos LTDA.	Brazil
OnClick Sistemas de Informacao LTDA.	Brazil
Simplest Software LTDA.	Brazil
Smart NX Tecnologia LTDA.	Brazil
Commit Consulting LTDA.	Brazil
APIE.COMM Tecnologia LTDA	Brazil
Nuvini Holdings Limited	Cayman Islands
Nvini Intermediate 1 Limited	Cayman Islands
Nvini Intermediate 2 Limited	Cayman Islands
Mercato Partners Acquisition Corporation	United States

Ex. 21.1-1